THIRD AMENDMENT
TO THE
LILLIAN VERNON CORPORATION
PROFIT SHARING PLAN

     THIRD AMENDMENT, dated as of December 15, 2002, to the Lillian Vernon Corporation Profit Sharing Plan, by Lillian Vernon Corporation (the “Company”).

     The Company maintains the Lillian Vernon Corporation Profit Sharing Plan, as amended and restated effective October 1, 1997, and as subsequently amended (the “Plan”). Pursuant to its authority under Article X of the Plan, the Company now wishes to amend the Plan.

     This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and to make such other changes as the Company deems appropriate. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of January 1, 2002. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

     NOW, THEREFORE, the Plan is amended as follows:

     I.        Effective as of May 1, 2002, Article One is amended by adding the following new section 1.6A:

1.6A Catch-Up Contribution. Amounts that are contributed to the Plan by the Employer on behalf of a Participant in accordance with Section 3.1A of the Plan.

     II.      Section 1.10 is amended by adding the following to the end of the second paragraph thereof:

For Plan Years beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account under the Plan shall not exceed the dollar limitation contained in Code Section 401(a)(17) in effect for the Plan Year.

     III.     Section 2.2 is amended in its entirety as follows:

2.2 Reinstatement of Eligibility Upon Rehire.

(a) An Eligible Employee who terminates employment and who is subsequently reemployed shall again become an Eligible Employee on the first day of the calendar quarter following his/her reemployment date.

(b) An Employee who terminates employment before becoming an Eligible Employee but after satisfying the service conditions set forth in Section 2.1, and who is subsequently reemployed, shall become an Eligible Employee on the first day of the calendar quarter following his/her reemployment date.

(c) An Employee who terminates employment before becoming an Eligible Employee and before satisfying the service conditions set forth in Section 2.1, and who is subsequently reemployed prior to the end of the 12-month period commencing on his/her original employment date, shall become an Eligible Employee in accordance with the terms of Section 2.1(a). If the Employee has not satisfied the terms of Section 2.1(a) by the end of the 12-month period commencing on his/her original employment date, then the terms of Section 2.1(b) shall apply.

(d) An Employee who terminates employment before becoming an Eligible Employee and before satisfying the service conditions set forth in Section 2.1, and who is subsequently reemployed after the end of the 12-month period commencing on his/her original employment date, shall become an Eligible Employee in accordance with the terms of Section 2.1(b).

       IV.          Section 3.1(a) is amended by replacing the second sentence thereof in its entirety as follows:

No Participant shall be permitted to have Pre-tax Contributions made under this Plan, or any other qualified plan maintained by the Employer during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such calendar year, except to the extent permitted under Section 3.1A of the Plan and Code Section 414(v).

       V.            Effective as of May 1, 2002, Article Three is amended by adding the following new Section 3.1A:

3.1A Catch-Up Contributions. Effective May 1, 2002, all Employees who are eligible to make Pre-tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.

       VI.          Section 3.3(d) is amended in its entirety as follows:

(d) In the event that any portion of a Participant’s Pre-tax Contributions is returned pursuant to Section 3.1 as a result of the applicable limit under Code Section 402(g), such Participant’s Average Deferral Percentage shall be determined before such excess deferral is returned, provided such Participant is a Highly Compensated Employee.

     VII.       Subsections (d) and (e) of Section 3.4, implementing the “multiple use test” set forth in Treasury Regulations Section 1.401(m)-2, are deleted in their entirety.

     VIII.     Section 3.6(a)(i) is amended in its entirety as follows:

     (i)         The dollar limitation contained in Code Section 415(c)(1)(A) in effect for the Plan Year; or

     IX.        Section 3.6(a)(ii) is amended by replacing “25%” with “100%” where such percentage appears.

     X.          Subsection (d) of Section 3.6 is deleted in its entirety.

     XI.        Section 4.3 is amended by replacing the first sentence thereof in its entirety as follows:

All Employer Matching Contributions will be invested in Lillian Vernon Common Stock, unless otherwise directed or approved by the Board.

     XII.       Section 4.5 is amended by replacing “Validation Date” with “Valuation Date” where such term appears.

     XIII.      Section 5.3(d) is amended in its entirety as follows:

Any amount of a Participant’s Employer Contribution Account attributable to Employer Matching Contributions not vested upon Termination of Employment shall constitute a forfeiture and shall first be used to reinstate a Participant’s vested Account balance pursuant to Section 7.9, and then shall be used to reduce future Employer Matching Contributions.

     XIV.      Section 6.3(b) is amended by replacing “twelve months” with “six months” where such term appears.

     XV.       Subsection (d) of Section 6.3 is deleted in its entirety.

     XVI.      Section 7.2 is amended by adding the following to the end of the first paragraph thereof:

Notwithstanding the foregoing, the Value of a Participant’s vested Accounts shall be determined without regard to that portion of the Account balance that is attributable to the Participant’s Rollover Account established under Section 11.12 of the Plan.

     XVII.      Section 7.7 is amended in its entirety as follows:

7.7 Direct Transfer of a Distribution. Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 7.7, the following definitions shall apply:

(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any distribution made on account of hardship.

(b) Eligible retirement plan: An eligible retirement plan is any one of the following plans that accepts the distributee’s eligible rollover distribution: an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

(d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     XVIII.      Effective for required minimum distributions made for calendar years beginning on or after January 1, 2003, Section 7.1(b) and the second paragraph of Section 7.3 are deleted, and the following new Section 7.8 is added to the Plan:

7.8 Required Minimum Distributions. This Section 7.8 shall apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003. The provisions of this Section 7.8 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 7.8 shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(a) Time and Manner of Distribution

(i) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) If the Participant dies after distributions have begun, the Participant’s remaining interest, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

(iii) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed no later than as follows:

A. The Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. However, if the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the Spouse may elect, no later than the September 30 of the calendar year in which distribution would otherwise be required pursuant to the preceding sentence, to defer distribution until the December 31 of the calendar year in which the Participant would have attained age 70½.

B. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (a)(iii) will apply as if the surviving Spouse were the Participant.

For purposes of this subsection (a)(iii) and subsection (c), unless subsection (a)(iii)(B) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (a)(iii)(B) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (a)(iii)(A).

(iv) Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with sections (b) and (c) of this Section 7.8.

(b) Distributions During Participant’s Lifetime

(i) During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

A. the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

B. if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii) Required minimum distributions will be determined under this subsection (b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c) Distributions After Participant’s Death

(i) Death On or After Date Distributions Begin

A. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

B. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining

Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, the Participant’s entire interest will be distributed in accordance with subsection (a)(iii) above.

(d) Definitions. For purposes of this Section 7.8, the following definitions shall apply:

(i) Designated Beneficiary: The individual who is designated as the Beneficiary under Section 1.5 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (a)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life Expectancy: Life expectancy as computed by use of the single life table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv) Participant’s Account Balance: The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Participant’s Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date: If a Participant is a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70½. If a Participant is not a 5% Owner, the April 1 following the later of (x) the calendar year in which the Participant attains age 70½ and (y) the calendar year in which the Participant actually retires.

 XIX.    Article Seven is amended by adding the following new Section 7.9:

7.9 Location of Former Participants. If a former Participant who is entitled to a distribution cannot be located and the Committee has made reasonable efforts to locate the former Participant, then the former Participant’s vested interest shall be treated as a forfeiture pursuant to Section 5.3(d). The Committee will be deemed to have made reasonable efforts to locate the former Participant (or, in the case of a deceased former Participant, his Beneficiary) after having used at least one private locator service or governmental locator or letter-forwarding service, chosen by the Committee in its discretion, to locate the Participant. The former Participant’s Accounts shall be forfeited as of the last day of the Plan Year in which occurs the close of the 12 consecutive calendar month period following the last of the two successive mailings. If the former Participant or Beneficiary makes a written claim for the vested interest after it has been forfeited, the Committee shall cause the vested interest to be reinstated from forfeitures pursuant to Section 5.3(d). If such forfeitures are insufficient, the Employer shall make an additional contribution to the Plan as necessary to reinstate the Participant’s entire vested interest.

       XX.          Section 9.5 is amended by replacing the second paragraph thereof in its entirety as follows:

For purposes of this section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him. If the claim is denied by the Committee, in whole or in part, the claimant shall be furnished written notice of the denial of the claim within 90 days after the Committee member’s receipt of the claim or within 180 days after such receipt if special circumstances require an extension of time. If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial 90-day period which explains the special circumstances requiring an extension of time and the date by which the Committee member expects to render the benefit determination. A written notice of denial of the claim shall contain the following: (i) specific reason or reasons for denial; (ii) reference to specific Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and (iv) an explanation of the claims review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial upon review of the claim.

Review may be requested at any time within 60 days following the date the claimant received written notice of the denial of his claim. The Committee shall afford the claimant a full and fair review of the decision denying the claim and shall: (i) provide, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim; (ii) permit the claimant to submit to the Committee written comments, documents, records and other information relating to the claim; and (iii) provide a review that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination.

The decision on review by the Committee shall be in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Committee determines that special circumstances require extension. If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial 60-day period which explains the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision on review. The decision on review shall include: (i) specific reasons for the decision; (ii) references to the specific Plan provisions on which the decision of the Committee is based; iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim; and (iv) a statement describing the claimant’s right to bring a civil action under ERISA Section 502(a).

       XXI.     Section 11.12(a) is amended in its entirety as follows:

(a) The Trustee may receive, with the consent of the Committee, a direct rollover or a participant rollover contribution of an eligible rollover distribution, excluding any after-tax contributions, from: (i) a qualified plan described in Code Sections 401(a) or 403(a), (ii) an annuity contract described in Code Section 403(b), or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Trustee may also receive, with the consent of the Committee, a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in the Participant’s gross income.

       XXII.      Subsection B. of Section 12.2 is amended in its entirety as follows:

B. Key Employee. “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was:

(a) An officer of the Employer having annual Limitation Compensation in excess of $130,000 (as adjusted pursuant to Code Section 416(i) for Plan Years beginning after December 31, 2002);

(b) A 5% owner of the Employer; or

(c) A 1% owner of the Employer having annual Limitation Compensation from the Employer of more than $150,000.

The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

      XXIII.      Subsection H. of Section 12.2 is amended by adding the following new subparagraph (k) to the end thereof:

(k) Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2002, the following rules shall apply to the determination of the Plan’s Top Heavy status:

(i) The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or Total and Permanent Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii) The accrued benefits and amounts of account balances of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

    XXIV.      Section 12.3 is amended by adding the following new subsection D. to the end thereof:

D. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2002, Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

     XXV.     Section 12.4 is deleted in its entirety.

     XXVI.     Wherever a provision of this Amendment causes a change in any internal cross-reference to any section or subsection of the Plan, such cross-reference shall be updated accordingly.

     XXVII.     Except as otherwise stated, this Third Amendment shall be effective as of January 1, 2002.

     XXVIII.     In all respects not amended, the Plan is hereby ratified and confirmed.

* * * * * *

     To record the adoption of the Third Amendment as set forth above, the Company has caused this document to be signed on this 13th day of December, 2002.

LILLIAN VERNON CORPORATION

By:	/s/ SUSAN HANDLER Secretary